Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-3 pertaining to 1,386,667 shares of Aquacell Technologies, Inc. common stock of our report dated September 15, 2003 on the consolidated financial statements of Aquacell Technologies, Inc. appearing in the Annual Report on Form 10-KSB/A of Aquacell Technologies Inc. for the year ended June 30, 2003.


                                          WOLINETZ, LAFAZAN & COMPANY, P.C.



Rockville Centre, New York
February 20, 2004